Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
FOURTH QUARTER RESULTS
Fourth Quarter Results
•Net income available to RGA shareholders of $6.97 per diluted share
•Adjusted operating income of $7.75 per diluted share
•Strong investment results, including favorable variable investment income
•Repurchased $50 million of common shares

Full Year Results
•Net income available to RGA shareholders of $17.69 per diluted share
•Adjusted operating income of $22.72 per diluted share; adjusted operating income, excluding notable items of $24.42 per diluted share
•ROE of 9.7%, adjusted operating ROE of 14.7%, adjusted operating ROE, excluding notable items of 15.7%, each for the trailing twelve months
•Deployed capital of $2.5 billion into in-force block transactions
•Repurchased $125 million of common shares
•Estimated deployable capital of $3.4 billion at the end of the year

ST. LOUIS, February 5, 2026 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported fourth quarter net income available to RGA shareholders of $463 million, or $6.97 per diluted share, compared with $148 million, or $2.22 per diluted share, in the prior-year quarter. Adjusted operating income for the fourth quarter totaled $515 million, or $7.75 per diluted share, compared with $334 million, or $4.99 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.11 per diluted share on net income available to RGA shareholders, and $0.09 per diluted share on adjusted operating income, both as compared with the prior year.

Full year net income available to RGA shareholders totaled $1,182 million, or $17.69 per diluted share, compared with $717 million, or $10.73 per diluted share the year before. Adjusted operating income for the full year totaled $1,518 million, or $22.72 per diluted share, compared with $1,342 million, or $20.06 per diluted share the year before. Adjusted operating income, excluding notable items for the full year totaled $1,632 million, or $24.42 per diluted share, compared with $1,510 million, or $22.57 per diluted share the year before. Net foreign currency fluctuations had a favorable effect of $0.11 per diluted share on net income available to RGA shareholders, and $0.14 per diluted share on adjusted operating income, both as compared with the year before.

Tony Cheng, President and Chief Executive Officer, commented, “A very strong fourth quarter capped off another year of excellent financial results. This was another quarter with positive contributions from most of our business segments, demonstrating the strength and diversity of our global platform and local teams.

I am gratified that the collective efforts of the global RGA team have produced results that we all can be proud of.

"Taking a step back, it is important to view our results in the context of a longer-term journey and relative to our intermediate-term financial targets. Since the beginning of our most recent strategy cycle in 2023, our financial metrics are tracking at or ahead of our targets, giving us further confidence that we will meet or exceed the established goals.

“Looking forward, there are plenty of reasons for optimism, and I believe that we are well-positioned for continued success. Our balance sheet is strong, business conditions are favorable, and we have a proven strategy that I expect to result in attractive financial results over time.”

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2025	2024	2025	2024
Net premiums	$4,780	$4,156	$17,230	$17,843
Net income available to RGA shareholders	463	148	1,182	717
Net income available to RGA shareholders per diluted share	6.97	2.22	17.69	10.73
Adjusted operating income	515	334	1,518	1,342
Adjusted operating income, excluding notable items	515	334	1,632	1,510
Adjusted operating income per diluted share	7.75	4.99	22.72	20.06
Adjusted operating income, excluding notable items per diluted share	7.75	4.99	24.42	22.57
Book value per share	205.63	164.19
Book value per share, excluding accumulated other comprehensive income (AOCI)	164.66	151.31
Book value per share, excluding AOCI and B36	165.50	151.97
Total assets	156,590	118,675

Information regarding the non-GAAP financial measures and operating measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is included below under “Non-GAAP Financial Measures and Other Definitions” and in the tables attached to this press release.

In the fourth quarter, consolidated net premiums totaled $4.8 billion, an increase of 15.0% over the 2024 fourth quarter, with a favorable net foreign currency effect of $42 million. Net premiums for the quarter included a contribution of approximately $200 million from single premium pension risk transfer transactions, compared with approximately $150 million in the prior-year quarter, both of which are in the U.S. Financial Solutions business. For the full year, net premiums totaled $17.2 billion, a decrease of 3.4% from 2024, with a favorable net foreign currency effect of $56 million. Net premiums for the full year included a contribution of approximately $300 million from single premium pension risk transfer transactions, compared with approximately $2.9 billion in the prior year.

Compared with the year-ago period, excluding spread-based businesses, investment income increased 30.2% and 22.8% for the fourth quarter and full year, respectively, due to a larger average invested asset base and higher earned yields. Average investment yield was 5.23% in the fourth quarter and 4.99% for the full year, compared with 4.83% and 4.82% in the prior-year periods, respectively. The increases reflect higher new money rates relative to the existing portfolio yields and higher variable investment income.

The effective tax rate for the quarter was 8.9% on pre-tax income, below the expected range of 23% to 24%, primarily due to a release of a valuation allowance on investment portfolio tax assets. The effective tax rate for the full year was 22.9% on pre-tax income, generally in line with the expected range of 23% to 24%. The effective tax rate for the quarter was 23.8% on adjusted operating income before taxes, within the expected range of 23% to 24%. The effective tax rate for the full year was 22.8% on adjusted operating income before taxes, generally in line with the expected range of 23% to 24%.

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$2,104	$2,046	$7,927	$7,500
Adjusted operating income before taxes	222	151	502	525
Adjusted operating income before taxes, excluding notable items	222	151	463	578

Quarterly Results
•Results reflected the favorable impacts from in-force management actions and strong variable investment income, partially offset by the expected unfavorable group claims experience noted earlier in the year. The fourth quarter group claims experience was in line with the updated expectations and individual life claims experience was in line with expectations.

Full Year Results
•Results reflected $39 million of favorable impacts from the annual assumption review, which are reflected as notable items.
•Results excluding notable items reflected the unfavorable financial impact from individual life claims experience, primarily in capped cohorts, and the expected unfavorable group claims experience noted earlier in the year. These were partially offset by the favorable impacts from in-force management actions and strong variable investment income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income before taxes	103	76	367	326
Adjusted operating income before taxes, excluding notable items	103	76	367	326

Quarterly Results
•Results reflected the earnings contribution from the Equitable transaction.

Full Year Results
•Results reflected the earnings contribution from the Equitable transaction.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$347	$333	$1,331	$1,291
Adjusted operating income before taxes	54	32	157	134
Adjusted operating income before taxes, excluding notable items	54	32	148	129

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $1 million for the quarter.

Quarterly Results
•Results reflected favorable impacts from group and individual life businesses.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Full Year Results
•Results reflected $9 million of favorable impacts from the annual actuarial assumption review, which are reflected as notable items.
•Results excluding notable items reflected unfavorable group experience for the year.
•Foreign currency exchange rates had an adverse effect of $3 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income before taxes	10	8	37	26
Adjusted operating income before taxes, excluding notable items	10	8	37	26

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Full Year Results
•Results reflected favorable longevity experience.
•Foreign currency exchange rates had an adverse effect of $1 million on adjusted operating income before taxes.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$583	$488	$2,258	$2,002
Adjusted operating income (loss) before taxes	18	11	(106)	30
Adjusted operating income before taxes, excluding notable items	18	11	116	70

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $26 million for the quarter.

Quarterly Results
•Results were largely in line with expectations, with favorable other experience offset by modestly unfavorable claims experience.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Full Year Results
•Results reflected $222 million of unfavorable impacts from the annual actuarial assumption review, which are reflected as notable items.
•Results excluding notable items reflected favorable underwriting margin.
•Foreign currency exchange rates had an adverse effect of $4 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income before taxes	123	96	469	345
Adjusted operating income before taxes, excluding notable items	123	96	445	347

Quarterly Results
•Results reflected strong new business and favorable experience.
•Foreign currency exchange rates had a favorable effect of $6 million on adjusted operating income before taxes.

Full Year Results
•Results reflected $24 million of favorable impacts from the annual actuarial assumption review, which are reflected as notable items.
•Results excluding notable items reflected strong new business, and favorable experience and foreign exchange impacts.
•Foreign currency exchange rates had a favorable effect of $16 million on adjusted operating income before taxes.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$862	$834	$3,335	$3,014
Adjusted operating income before taxes	117	63	465	282
Adjusted operating income before taxes, excluding notable items	117	63	464	377

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $1 million for the quarter.

Quarterly Results
•Results were modestly above expectations, reflecting ongoing growth and favorable underwriting margin.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Full Year Results
•Results reflected $1 million of favorable impacts from the annual actuarial assumption review, which are reflected as notable items.
•Results excluding notable items reflected strong new business, and favorable in-force management actions and foreign currency impacts.
•Foreign currency exchange rates had a favorable effect of $7 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$133	$66	$458	$224
Adjusted operating income before taxes	87	65	294	255
Adjusted operating income before taxes, excluding notable items	87	65	294	264

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Full Year Results
•Results reflected favorable overall experience.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income (loss) before taxes	(58)	(71)	(218)	(171)
Adjusted operating income (loss) before taxes, excluding notable items	(58)	(71)	(218)	(171)

Quarterly Results
•Results were unfavorable compared to the expected quarterly average run rate primarily due to higher general expenses and financing costs.

Full Year Results
•Results were unfavorable compared to the expected quarterly average run rate primarily due to higher general expenses and financing costs.

Repurchase Authorization

On January 29, 2026, the board of directors authorized a share repurchase program for up to $500 million of RGA’s outstanding common stock. The authorization was effective immediately and does not have an expiration date. This authorization replaces the stock repurchase authorization granted by the board in 2024.

Repurchases would be made in accordance with applicable securities laws and would be made through market transactions, block trades, privately negotiated transactions or other means, or a combination of these methods, with the timing and number of shares repurchased dependent on a variety of factors, including share price, corporate and regulatory requirements, and market and business conditions. Repurchases may be commenced or suspended from time to time without prior notice.

Dividend Declaration

Effective February 3, 2026, the board of directors declared a regular quarterly dividend of $0.93, payable March 3, 2026, to shareholders of record as of February 17, 2026.

Earnings Conference Call

A conference call to discuss fourth quarter results will begin at 10 a.m. Eastern Time on Friday, February 6, 2026. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on RGA’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same website for 90 days following the conference call.

RGA has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, RGA posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of the Company's operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;
•non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within adjusted claims and other policy benefits over the estimated lives of the contracts);
•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;
•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations;

as any of the above items can be volatile and may not reflect the underlying performance of the Company’s businesses. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and is presented in our financial statement footnotes in accordance with ASC 280 – “Segment Reporting.” Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items that the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company’s assumption reviews.

3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.

4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on the Company’s investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:
•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items;
•Shareholders’ average equity position excluding AOCI, B36 and notable items; and
•Book value per share, excluding AOCI and B36.

5. Adjusted operating return on equity, and adjusted operating return on equity, excluding notable items. Adjusted operating return on equity is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI, and adjusted operating return on equity, excluding notable items, is calculated as adjusted operating income, excluding notable items, divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;
•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company’s adoption of the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments (“LDTI”). For additional information regarding the Company’s adoption of LDTI, see Note 1 – “Business and Basis of Presentation” and Note 3 – “Impact of New Accounting Standard” in the notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, the fact that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Other Definitions:

Estimated Excess Capital: Estimate of capital available in excess of RGA’s target level when considering RGA’s internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA’s assumptions. Pro forma excess capital includes the impact of the transaction with subsidiaries of Equitable Holdings, Inc.

Estimated Deployable Capital: Estimated deployable capital includes RGA’s assumptions of sources and uses of capital over the next twelve months. RGA’s assumptions consider RGA’s internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.

Uncapped (profitable) cohorts: Cohorts with a net premium ratio under 100%.

Capped (loss) cohorts: Cohorts with a net premium ratio equal to or greater than 100%.

Floored cohorts: Cohorts with reserves floored at zero as reserves cannot be negative.

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $4.3 trillion of life reinsurance in force and total assets of $156.6 billion as of December 31, 2025. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) changes in mortality, morbidity, policyholder behavior, claims experience, investment returns, interest rates, expenses and other factors as compared to our pricing assumptions; (2) investment results, whether from changes in economic, capital- and credit-market conditions, asset selection, or otherwise, and their impact on the Company’s investment securities, liquidity, portfolio yields, credit quality, access to capital, cost of capital, and amount of capital required for regulatory and contractual proposes; (3) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company; (4) the availability, amount, cost, and market value of collateral necessary for regulatory reserves, capital, and client obligations; (5) changes in laws and regulations, tax policy and rates, accounting standards, and privacy, data security, and cybersecurity regulations applicable to the Company, and actions by regulators with authority over the Company’s operations, as well as regulatory restrictions on the ability of Company subsidiaries to pay dividends to the Company; (6) the impact of general economic conditions in the U.S. and globally, including as a result of inflation, interest rate levels, geopolitical instability, and impacts from the imposition of, or changes in tariffs, as well as the stability of and actions by governments, central banks, and economies in jurisdictions where the Company operates, affecting interest rates, markets generally, or the demand for insurance and reinsurance; (7) the stability and financial performance of clients, reinsurers, third-party investment managers and other institutions and the effects of the Company’s dependence on such third parties; (8) the effectiveness of the Company’s risk management strategy, policy, and procedures, whether relating to reinsurance, investment strategy, operations, or otherwise; (9) the impact of impairments of the value of the Company’s investment securities on the Company’s capital requirements and the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective; (10) the threat of catastrophic events such as pandemics, epidemics, other major health issues, natural disasters, war, military actions, terrorism or other acts of violence; (11) competitive factors and competitors’ responses to the Company’s initiatives; (12) development and introduction of new products and distribution opportunities and entry into new lines of business and markets; (13) the impact of the development and adoption of artificial intelligence; (14) the effect of acquisitions and other significant transactions, including risks related to the integration of acquired blocks of business and entities and the Company’s ability to achieve the expected benefits of such transactions, including the transaction entered into with subsidiaries of Equitable Holdings, Inc. on July 31, 2025; (15) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems; (16) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions; (17) risks associated with our international operations, including related to fluctuations in foreign currency exchange rates; and (18) other risks and uncertainties described in this document and in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented by Item 1A – “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in the Company’s other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
- tables attached -

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended December 31,
	2025		2024
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$463	$6.97	$148	$2.22
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	155	2.35	300	4.48
Market risk benefits remeasurement (gains) losses	(3)	(0.05)	(26)	(0.39)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	(0.02)	4	0.06
Embedded derivatives:
Included in investment related gains/losses, net	(21)	(0.32)	(99)	(1.48)
Included in interest credited	2	0.03	(2)	(0.03)
Investment (income) loss on unit-linked variable annuities	(1)	(0.02)	1	0.01
Interest credited on unit-linked variable annuities	1	0.02	(1)	(0.01)
Interest expense on uncertain tax positions	—	—	1	0.01
Other (1)	(1)	(0.02)	(16)	(0.24)
Uncertain tax positions and other tax related items	(81)	(1.22)	22	0.33
Net income attributable to noncontrolling interest	2	0.03	2	0.03
Adjusted operating income	515	7.75	334	4.99
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$515	$7.75	$334	$4.99

(Unaudited)	Twelve Months Ended December 31,
	2025		2024
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$1,182	$17.69	$717	$10.73
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	270	4.05	706	10.56
Market risk benefits remeasurement (gains) losses	6	0.09	(35)	(0.52)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	12	0.18	2	0.03
Embedded derivatives:
Included in investment related gains/losses, net	11	0.16	(92)	(1.38)
Included in interest credited	12	0.18	12	0.18
Investment (income) loss on unit-linked variable annuities	—	—	2	0.03
Interest credited on unit-linked variable annuities	—	—	(2)	(0.03)
Interest expense on uncertain tax positions	—	—	1	0.01
Other (1)	24	0.36	13	0.19
Uncertain tax positions and other tax related items	(6)	(0.09)	11	0.16
Net income attributable to noncontrolling interest	7	0.10	7	0.10
Adjusted operating income	1,518	22.72	1,342	20.06
Notable items	114	1.70	168	2.51
Adjusted operating income, excluding notable items	$1,632	$24.42	$1,510	$22.57
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended December 31, 2025			Twelve Months Ended December 31, 2025
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$510	$45	8.9%	$1,540	$351	22.9%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	197	42		344	74
Market risk benefits remeasurement (gains) losses	(3)	—		8	2
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(1)		15	3
Embedded derivatives:
Included in investment related gains/losses, net	(27)	(6)		14	3
Included in interest credited	2	—		15	3
Investment (income) loss on unit-linked variable annuities	(1)	—		—	—
Interest credited on unit-linked variable annuities	1	—		—	—
Interest expense on uncertain tax positions	—	—		—	—
Other (2)	(1)	—		31	7
Uncertain tax positions and other tax related items	—	81		—	6
Adjusted operating income	676	161	23.8%	1,967	449	22.8%
Notable items	—	—		149	35
Adjusted operating income, excluding notable items	$676	$161		$2,116	$484
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,
	2025	2024
Income before income taxes	$510	$225
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	197	380
Market risk benefits remeasurement (gains) losses	(3)	(32)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	6
Embedded derivatives:
Included in investment related gains/losses, net	(27)	(125)
Included in interest credited	2	(3)
Investment (income) loss on unit-linked variable annuities	(1)	2
Interest credited on unit-linked variable annuities	1	(2)
Interest expense on uncertain tax positions	—	1
Other (1)	(1)	(21)
Pre-tax adjusted operating income	676	431
Notable items	—	—
Pre-tax adjusted operating income, excluding notable items	$676	$431

(Unaudited)	Twelve Months Ended December 31,
	2025	2024
Income before income taxes	$1,540	$980
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	344	897
Market risk benefits remeasurement (gains) losses	8	(44)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	15	3
Embedded derivatives:
Included in investment related gains/losses, net	14	(116)
Included in interest credited	15	15
Investment (income) loss on unit-linked variable annuities	—	3
Interest credited on unit-linked variable annuities	—	(3)
Interest expense on uncertain tax positions	—	1
Other (1)	31	16
Pre-tax adjusted operating income	1,967	1,752
Notable items	149	194
Pre-tax adjusted operating income, excluding notable items	$2,116	$1,946
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Earnings per share from net income (loss):
Basic earnings per share	$7.07	$2.26	$17.94	$10.90
Diluted earnings per share	$6.97	$2.22	$17.69	$10.73

Diluted earnings per share from adjusted operating income	$7.75	$4.99	$22.72	$20.06
Weighted average number of common and common equivalent shares outstanding	66,428	66,982	66,811	66,880

(Unaudited)	At December 31,
	2025	2024
Treasury shares	19,847	19,439
Common shares outstanding	65,464	65,872
Book value per share outstanding	$205.63	$164.19
Book value per share outstanding, before impact of AOCI	$164.66	$151.31

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At December 31,
	2025	2024
Book value per share outstanding	$205.63	$164.19
Less effect of AOCI:
Accumulated currency translation adjustment	1.85	(0.27)
Unrealized (depreciation) appreciation of securities	(73.42)	(68.73)
Effect of updating discount rates on future policy benefits	112.61	82.16
Change in instrument-specific credit risk for market risk benefits	0.03	0.03
Pension and postretirement benefits	(0.10)	(0.31)
Book value per share outstanding, before impact of AOCI	164.66	151.31
Less effect of B36 derivatives	(0.84)	(0.66)
Book value per share outstanding, before impact of AOCI and B36 derivatives	$165.50	$151.97

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended December 31, 2025:	Average Equity
Shareholders' average equity	$12,142
Less effect of AOCI:
Accumulated currency translation adjustment	61
Unrealized (depreciation) appreciation of securities	(4,574)
Effect of updating discount rates on future policy benefits	6,340
Change in instrument-specific credit risk for market risk benefits	3
Pension and postretirement benefits	(15)
Shareholders' average equity, excluding AOCI	10,327
Year-to-date notable items, net of tax	80
Shareholders' average equity, excluding AOCI and notable items	$10,407

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended December 31, 2025:	Income
Net income available to RGA shareholders	$1,182	9.7%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	312
Change in fair value of embedded derivatives	23
Tax expense on uncertain tax positions and other tax related items	(6)
Net income attributable to noncontrolling interest	7
Adjusted operating income	1,518	14.7%
Notable items after tax	114
Adjusted operating income, excluding notable items	$1,632	15.7%

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Net premiums	$4,780	$4,156	$17,230	$17,843
Investment income, net of related expenses	1,691	1,185	5,806	4,416
Investment related gains (losses), net	(135)	(247)	(245)	(745)
Other revenue	299	147	907	593
Total revenues	6,635	5,241	23,698	22,107
Benefits and expenses:
Claims and other policy benefits	4,772	3,943	16,995	16,903
Future policy benefits remeasurement (gains) losses	(97)	(69)	—	(32)
Market risk benefits remeasurement (gains) losses	(3)	(32)	8	(44)
Interest credited	475	292	1,635	1,087
Policy acquisition costs and other insurance expenses	500	411	1,821	1,641
Other operating expenses	380	385	1,333	1,268
Interest expense	98	86	366	304
Total benefits and expenses	6,125	5,016	22,158	21,127
Income before income taxes	510	225	1,540	980
Provision for income taxes	45	75	351	256
Net income	465	150	1,189	724
Net income attributable to noncontrolling interest	2	2	7	7
Net income available to RGA shareholders	$463	$148	$1,182	$717
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